                                                                     EXHIBIT 5.1



                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET                WASHINGTON
                         BALTIMORE, MARYLAND 21201-3018              NEW YORK
                                  410-539-2530                     PHILADELPHIA
                                FAX: 410-539-0489                     EASTON


                                 October 23, 1997



American Residential Investment Trust, Inc.
445 Marine View Avenue, Suite 230
Del Mar, California  92014

                       Registration Statement on Form S-11

Ladies and Gentlemen:

     We have acted as special Maryland counsel to American Residential Investment Trust, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-11 of the Company (Registration No. 333-33679) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of up to 7,475,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"), pursuant to an Underwriting Agreement between the Company and Painewebber Incorporated, Oppenheimer & Co., Inc., Everen Securities, Inc. and Sutro & Co. Incorporated as representatives of the several underwriters (the "Underwriting Agreement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.


     In rendering the opinion expressed herein, we have examined the Registration Statement as amended to date (and the Preliminary Prospectus contained therein), a draft of the Underwriting Agreement, the Charter and By-Laws of the Company, minutes of the proceedings of the Company's Board of Directors or a committee thereof relating to the issuance of the Shares, a Certificate of an Officer of the Company dated October 23, 1997 (the "Certificate"), a good standing certificate for the Company dated October 8, 1997 issued by the Maryland State department of Assessments and Taxation and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), there has been no substantial change in the final versions of documents submitted to us as drafts and that all

American Residential Investment Trust, Inc.
October 23, 1997
Page 2



public records reviewed are accurate and complete. As to factual matters, we have relied upon the Certificate and have not independently verified the matters stated therein.


     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; and

     2. Upon the issuance and delivery of the Shares in accordance with the terms set forth in the Registration Statement and the Underwriting Agreement, the Shares will have been duly and validly authorized and will be legally issued, fully-paid and non-assessable.

     The opinion expressed herein is for the use of (i) the Company in connection with the Registration Statement, and (ii) Jeffers, Wilson, Shaff & Falk, LLP in giving their tax opinion to be filed as an exhibit to the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                       Very truly yours,


                                        /s/ PIPER & MARBURY L.L.P.



                                      -2-